Exhibit (c)
EX-99.906CERT

SECTION 906 CERTIFICATIONS

Mark E. Swanson, President & Chief Executive Officer (Principal Executive Officer), Treasurer, Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer), certifies that:

1.   The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2021 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and
2.   The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

Russell Investment Company

/s/ Mark E. Swanson
Mark E. Swanson
President & Chief Executive Officer (Principal Executive Officer), Treasurer, Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer), Russell Investment Company

Date:  December 28, 2021